
<ARTICLE> 5
<LEGEND>
FM Properties Inc. adopted Statement of Financial Accounting Standards
No.128, "Earning Per Share" (SFAS 128) in the fourth quarter of 1997 and restated prior years' earning per share (EPS) as required by SFAS 128.
Presented below are the restated EPS amounts for the 6-month period ended June
30, 1996, the 9-month period ended September 30, 1996 and the year ended
December 31, 1996. Basic and diluted EPS have been entered in place of primary and fully diluted, respectively. The interim results below have been restate using the equity method of acconting which FM Properties Inc. adopted in the fourth quarter of 1996. Results prior to the fourth quarter of 1996 had been reported under the consolidation accounting method.
</LEGEND>
<RESTATED>
<CIK> 0000885508
<NAME> FM PROPERTIES INC
<MULTIPLIER> 1000

<PERIOD-TYPE>                 6-MOS             9-MOS            YEAR
<FISCAL-YEAR-END>             DEC-31-1996       DEC-31-1996      DEC-31-1996
<PERIOD-END>                  JUN-30-1996       SEP-30-1996      DEC-31-1996
<CASH>                                  0                 0                0
<SECURITIES>                            0                 0                0
<RECEIVABLES>                           0                 0                0
<ALLOWANCES>                            0                 0                0
<INVENTORY>                             0                 0                0
<CURRENT-ASSETS>                    2,684             4,886            4,930
<PP&E>                                  0                 0                0
<DEPRECIATION>                          0                 0                0
<TOTAL-ASSETS>                     60,515            61,992           60,985
<CURRENT-LIABILITIES>                   0                 0                0
<BONDS>                                 0                 0                0
<PREFERRED-MANDATORY>                   0                 0                0
<PREFERRED>                             0                 0                0
<COMMON>                              143               143              143
<OTHER-SE>                         58,986            60,446           59,456
<TOTAL-LIABILITY-AND-EQUITY>       60,515            61,992           60,985
<SALES>                                 0                 0                0
<TOTAL-REVENUES>                        0                 0                0
<CGS>                                   0                 0                0
<TOTAL-COSTS>                           0                 0                0
<OTHER-EXPENSES>                        0                 0                0
<LOSS-PROVISION>                        0                 0                0
<INTEREST-EXPENSE>                      0                 0                0
<INCOME-PRETAX>                     (394)               540            (450)
<INCOME-TAX>                            0             (526)            (526)
<INCOME-CONTINUING>                 (394)             1,066               76
<DISCONTINUED>                          0                 0                0
<EXTRAORDINARY>                         0                 0                0
<CHANGES>                               0                 0                0
<NET-INCOME>                        (394)             1,066               76
<EPS-PRIMARY>                       (.03)               .07              .01
<EPS-DILUTED>                       (.03)               .07              .01

